Exhibit 99.2

Seaport Global Acquisition Corp. Announces Closing of $143,750,000 Initial Public Offering

New York, December 2, 2020 (GLOBE NEWSWIRE) – Seaport Global Acquisition Corp. (NASDAQ: SGAMU) (the “Company”) announced today that it closed its initial public offering of 14,375,000 units, including 1,875,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $143,750,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “SGAMU” on November 30, 2020. Each unit consists of one share of the Company’s Class A common stock and three-quarters of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “SGAM” and “SGAMW,” respectively.

The Company is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies emerging from a reorganization or distressed situation. The Company is led by Chairman and Chief Executive Officer, Stephen C. Smith, and Chief Financial Officer, Michael Ring. In addition to Messrs. Smith and Ring, the Board of Directors includes Jay Burnham, Shelley Greenhaus, Jeremy Hedberg and Charles Yamarone.

B. Riley Securities, Inc. acted as sole book-running manager of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $145,187,500 (or $10.10 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of December 2, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from B. Riley Securities, Inc. at 1300 17th Street N., Suite 1400, Attn: Syndicate Prospectus Department, Arlington, Virginia 22209, by telephone at (800) 846-5050 or by email at prospectuses@brileyfin.com.

A registration statement relating to these securities was declared effective by the SEC on November 27, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Stephen C. Smith

Chairman and Chief Executive Officer

Seaport Global Acquisition Corp.

360 Madison Avenue, 20th Floor

New York, NY 10017

Telephone: 212-616-7700